THE BEAR STEARNS COMPANIES INC.
IncomeNotesSM
With Maturities of Nine Months or More from Date of Issue

Registration No. 333-136666
Filed Pursuant to Rule 424(b)(5)
Pricing Supplement No. 4
(To Prospectus dated August 16, 2006)
Trade Date: March 3, 2008
Issue Date: March 6, 2008
The date of this Pricing Supplement is February 25, 2008

IncomeNotesSM due March 15, 2010

CUSIP#	Interest Rate	Maturity Date	Price to Public	Discounts & Commissions	Reallowance	Dealer	Interest Payment Frequency
07387EHY6	5.30%	03/15/2010	100.00%	0.400%	0.100%	99.700%	Semi Annually

First Interest Payment Date	First Interest Payment Amount	Survivor's Option	Subject to Redemption	Date and Terms of Redemption
09/15/2008	$26.50	Yes	No	Non-redeemable.

IncomeNotesSM due March 15, 2013

CUSIP#	Interest Rate	Maturity Date	Price to Public	Discounts & Commissions	Reallowance	Dealer	Interest Payment Frequency
07387EHZ3	6.40%	03/15/2013	100.00%	1.000%	0.200%	99.200%	Semi Annually

First Interest Payment Date	First Interest Payment Amount	Survivor's Option	Subject to Redemption	Date and Terms of Redemption
09/15/2008	$32.00	Yes	Yes	Commencing on 3/15/2010 and on each interest payment date thereafter, the Notes may be called at par at the option of the Company on thirty days’ notice.

IncomeNotesSM due March 15, 2018

CUSIP#	Interest Rate	Maturity Date	Price to Public	Discounts & Commissions	Reallowance	Dealer	Interest Payment Frequency
07387EJA6	7.50%	03/15/2018	100.00%	1.500%	0.200%	98.750%	Semi Annually

First Interest Payment Date	First Interest Payment Amount	Survivor's Option	Subject to Redemption	Date and Terms of Redemption
09/15/2008	$37.50	Yes	Yes	Commencing on 3/15/2010 and on each interest payment date thereafter, the Notes may be called at par at the option of the Company on thirty days’ notice.

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The distribution of IncomeNotesSM will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.